Exhibit 1.1

EXECUTION VERSION

BANCO SANTANDER, S.A.

(a company with limited liability organized under

the laws of The Kingdom of Spain)

U.S.$1,500,000,000 2.749% Tier 2 Subordinated Fixed Rate Notes due 2030

UNDERWRITING AGREEMENT

November 30, 2020

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Santander Investment Securities Inc.

45 East 53rd Street

New York, NY 10022

As Representatives of the Several Underwriters

named on Schedule I hereto

Ladies and Gentlemen:

Banco Santander, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Bank”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule I hereto of the securities specified in Exhibit D hereto (the “Securities”) to be issued pursuant to the resolutions of the Bank’s general shareholders’ meeting and Board of Directors and Executive Committee approving the issuance of the Securities and the indenture to be dated December 3, 2020 (the “Base Indenture”) between the Bank and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”) as supplemented, with respect to the Securities, by a supplemental indenture to be dated on or about

December 3, 2020, which together with the Base Indenture sets out the terms and rights of this particular issue of Securities (the “First Supplemental Indenture” and the Base Indenture as supplemented, with respect to the Securities, by the First Supplemental Indenture, and as further supplemented from time to time, the “Indenture”). Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and Santander Investment Securities Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Bank has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (file number 333-238243), on Form F-3 relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Bank. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated May 14, 2020, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus as supplemented by the preliminary prospectus, together with the free writing prospectuses, if any, each identified in Exhibit E hereto, and intended for general distribution to prospective investors, and “road show” means any road show as defined in Rule 433(h) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.	Representations and Warranties. The Bank represents and warrants to, and agrees with, each of the Underwriters that as of the date hereof:

(a)

The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Bank is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and the Bank has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)	Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply

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when so filed in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3 below), the Time of Sale Prospectus, as then amended or supplemented by the Bank, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Bank in writing by such Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)

The Bank is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Bank complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the free writing prospectuses,

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if any, identified in Exhibit E hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Bank has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)	The Bank has been duly incorporated and is validly existing as a limited liability corporation (sociedad anónima) in good standing under the laws of The Kingdom of Spain.

(e)

On or prior to the Closing Date, the Securities will be duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles; the Securities will be consistent with the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus, and such descriptions will conform to the rights set forth in the instruments defining the same.

(f)	This Agreement has been duly authorized, executed and delivered by the Bank.

(g)

On or prior to the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act, will have been duly authorized by the Bank and will constitute a valid and legally binding agreement of the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles.

(h)

The execution and delivery of this Agreement and the Indenture, the issuance, delivery and sale of the Securities, the performance of this Agreement and compliance by the Bank, as applicable, with the terms of this Agreement, the Indenture and the terms of the Securities have been duly authorized by all necessary corporate action on the part of the Bank, as applicable, and, upon their execution and delivery, did not or, if applicable, will not result in any violation of the memorandum and articles of association (or similar constitutive documents) of the Bank and do not and will not conflict with, or breach, any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Bank is a party or by which it may be bound or to which any of its properties may be subject or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Bank or any of the properties of either of them (except, in either case, for such conflicts, breaches or defaults that would not have a material adverse effect on the financial condition of the Bank and its subsidiaries considered as one enterprise, or on the earnings or business affairs of the Bank and its subsidiaries, considered as one enterprise).

(i)

No consent, approval, authorization or order of any governmental instrumentality or court is required for the consummation by the Bank of the transactions contemplated hereby, except (i) such as may be required by the securities or Blue Sky laws of the various

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states of the United States in connection with the offer and sale of the Securities, and (ii) such approvals as have been obtained. Notwithstanding the foregoing, on or after the Closing Date, the public deed of issuance (escritura de emisión) shall be registered with the Mercantile Registry of Cantabria.

(j)

Neither the Bank, nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Bank to facilitate the sale or resale of the Securities.

(k)

The preliminary prospectus filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(l)	The Bank maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(m)

The Bank is not, and after giving effect to the offer and sale of the Securities, will not be, required to register as an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(n)

The financial statements of the Bank and its consolidated subsidiaries, together with the related schedules, if any, (the “Financial Statements”) that have been included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Bank and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Bank and its consolidated subsidiaries for the periods specified; and said Financial Statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IFRS-IASB”). The supporting schedules, if any, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in accordance with IFRS-IASB, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in accordance with IFRS-IASB, the information shown therein and have been compiled on a basis consistent with that of the Financial Statements incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(o)

The Bank acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of the Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as an agent or fiduciary to the Bank or any other person. Additionally, the Underwriters are not advising the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Bank shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of such matters, and the Underwriters shall have no responsibility or liability to the Bank or any

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other person with respect to such matters. Any review by the Underwriters of the Bank, the transactions contemplated by this Agreement or any other due diligence review by the Underwriters in connection with such transactions will be performed solely for the benefit of the Underwriters and shall not be on or behalf of the Bank or any other person.

(p)

So long as certain conditions set forth in Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions (“Law 10/2014”) are met, any payments in respect of the Securities made by the Bank to a non-Spanish tax resident beneficial owner, who does not operate with respect to the Securities through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to Royal Legislative Decree 5/2004 of March 5, promulgating the consolidated text of the non- resident income tax law (Real Decreto Legislativo 5/2004, de 5 de Marzo, por el que se aprueba el texto refundido de la Ley del Impuesto sobre la Renta de no Residentes), and no withholding tax on account of Spanish taxes shall be required on such payments, except that payments made to non-Spanish tax resident beneficial owners where the Bank has not received from the paying agent certain information about the Securities will be subject to Spanish withholding tax at the applicable rate (currently 19%).

(q)

The payment obligations of the Bank under the Securities on account of principal constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Bank according to Article 281.1.2º of the restated text of the Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May (the “Spanish Insolvency Law”) and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Bank rank for so long as the obligations of the Bank in respect of the Securities constitute Tier 2 Instruments (as defined in the Prospectus): (i) pari passu among themselves and with (a) all other claims for principal in respect of Tier 2 Instruments which are not subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the Bank’s obligations under the Securities; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of the Bank (including any Senior Non Preferred Liabilities (as defined in the Prospectus)), (b) any claim for principal in respect of Senior Subordinated Liabilities (as defined in the Prospectus) which are not subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise) and (c) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the Bank’s obligations under the Securities; and (iii) senior to (a) any claims for principal in respect of Additional Tier 1 Instruments (as defined in the Prospectus) of the Bank, and (b) any other subordinated obligations (créditos subordinados) of the Bank which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of the Bank under the Securities.

(r)

As of the date hereof, the Bank has not made, and will not make (without prior consent of the Representatives) any public offer of the Securities by means of Supplemental Offering Materials. For purposes of this Agreement, “Supplemental Offering Materials”

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means any “written communication” (within the meaning of the rules and regulations promulgated under the Securities Act) prepared by or on behalf of the Bank, or used or referred to by the Bank, that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the free writing prospectuses identified in Exhibit E hereto, the Time of Sale Prospectus and the Prospectus), including, without limitation, any road show materials relating to the Securities that constitute such a written communication.

(s)

Under the laws of The Kingdom of Spain, neither the Bank, nor any of its revenues, assets or properties have any right of immunity from service of process or from the jurisdiction of competent courts of The Kingdom of Spain or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attached in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Indenture and the Securities (together, the “Transaction Documents”).

(t)

The choice of the law of the State of New York as the governing law of the Transaction Documents, except for those sections or provisions which are subject to Spanish law as set forth in the Prospectus, is a valid, effective and irrevocable choice of law under the laws of The Kingdom of Spain. The Bank has the power to submit and, pursuant to the Transaction Documents to which it is a party, has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to any of the Transaction Documents, including with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court and has the power to designate, appoint and empower and pursuant to Section 13 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(u)

None of the Bank or any of its Significant Subsidiaries (as such term is defined in Rule 1.02(w) of Regulation S-X under the Securities Act (“Significant Subsidiaries”)), nor, to the knowledge of the Bank, any director, officer, agent, employee, affiliate or person acting on behalf of the Bank is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar European, Spanish, U.K. or Brazilian, as applicable, sanctions administered by the European Union, Spain, the United Kingdom or Brazil, as applicable, and the Bank is not located, organized or resident in a country or a territory that is the subject of such sanctions; and the Bank will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by the Bank to be currently subject to any U.S. sanctions administered by OFAC or is in Iran, North Korea, Syria, Cuba and Region of Crimea or in any other country or territory that, at the time of such funding is the subject of such sanctions, except to the extent permissible for a U.S. person; nor will the Bank directly or indirectly use the transaction proceeds to contravene any OFAC or any similar European, Spanish, U.K. or Brazilian regulations that may be applicable to them.

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(v)

The operations of the Bank and its Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the European Union, The Kingdom of Spain, the United Kingdom, Brazil, the United States and each State thereof and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any European, Spanish, U.K., Brazilian or U.S., as applicable, governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Bank, threatened (except for actions, suits or proceedings that are being or expected to be contested or appealed in good faith and which would not be material in the context of the issuance and sale of the Securities).

(w)

None of the Bank or any of its Significant Subsidiaries or, to the knowledge of the Bank, any director, officer, agent, employee of the Bank or any of the Bank’s Significant Subsidiaries (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act or any other anti-corruption law, rule or regulation of any locality that is applicable to the Bank (“applicable anti-corruption laws”) or (ii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage. Each of the Bank and its Significant Subsidiaries has conducted its businesses in compliance with the FCPA, the U.K. Bribery Act and applicable anti-corruption laws and, to the knowledge of the Bank, its respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(x)

PricewaterhouseCoopers Auditores, S.L., who has certified certain financial statements of the Bank, is an independent public accountant in respect of the Bank as required by the Securities Act and the applicable rules and regulations of the Commission.

(y)

The waiver of certain requirements under Rule 3-05 of Regulation S-X issued to the Bank by the Commission on June 14, 2017, a true copy of which has been provided to the Representatives, remains in effect as of the date of this Agreement and has not been rescinded or amended.

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2.	Purchase and Sale.

(a)

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Bank agrees to issue and sell to each of the Underwriters, and (i) each of the Underwriters (except Santander Investment Securities Inc.) agree, severally and not jointly, to purchase from the Bank, (x) the aggregate principal amount of Securities set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price of 100.000% of the principal amount of the U.S.$1,500,000,000 2.749% Tier 2 Subordinated Fixed Rate Notes due 2030 and (y) their pro rata portion of the aggregate principal amount of Securities set forth opposite the name of Santander Investment Securities Inc. in Schedule I hereto which have not been purchased by Santander Investment Securities Inc. pursuant to clause (ii) hereof, and (ii) Santander Investment Securities Inc. hereby covenants and agrees, severally and not jointly, to act as a best efforts underwriter up to the aggregate principal amount of the Securities set forth opposite its name in Schedule I hereto. The Bank hereby agrees to pay a commission of 0.450% of the aggregate principal amount of the U.S.$1,500,000,000 2.749% Tier 2 Subordinated Fixed Rate Notes due 2030 (the “Underwriting Commission”) to the Underwriters, in consideration of the Underwriters agreeing severally, and not jointly, to purchase the Securities from the Bank subject to, and in accordance with, the terms and conditions set forth in this Agreement. The Bank agrees that (i) 95% of such Underwriting Commission will be divided equally among the Representatives, notwithstanding the fact that Santander Investment Securities Inc. has agreed not to purchase Securities, and (ii) 5% of such Underwriting Commission will be divided equally among the Co-Leads (as defined herein). The total proceeds to the Bank in an amount of U.S.$1,493,459,157 (which is equal to U.S.$1,493,250,000 of proceeds, net of fees and commissions, plus U.S.$209,157 in costs) will be payable on the Closing Date concurrently with the settlement of the Securities or such other date as may be agreed by the Bank and the Representatives, by wire transfer of immediately available funds to an account identified in writing by December 3, 2020. For purposes of this Section 2(a), “Co-Leads” shall mean ABANCA CORPORACIÓN BANCARIA, S.A, BANKINTER, S.A., Itaú BBA USA Securities, Inc., Rabo Securities USA, Inc. and UBS Securities LLC.

(b)

Payment of the Underwriting Commission by the Bank to the Underwriters may be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by The Kingdom of Spain or any political subdivision or authority thereof or therein having power to tax, provided that the Underwriters are resident for tax purposes in a State with which The Kingdom of Spain has concluded a Tax Treaty for the Avoidance of Double Taxation which provides for a full exemption from Spanish taxes on business profits and are fully entitled to the benefits of said Tax Treaty and provided that (i) the Underwriters do not operate through a permanent establishment in Spain or through a tax haven country or jurisdiction for Spanish tax purposes (as currently defined in Royal Decree 1080/1991, of 5 July, as amended or restated) and (ii) they provide the Bank, before the relevant payment is due or paid (whichever occurs first), with a valid certificate of tax residence which expressly states that each such Underwriter is resident for tax purposes in the relevant jurisdiction within the meaning of

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the applicable Tax Treaty for the Avoidance of Double Taxation (or, as the case may be, the equivalent document regulated under the order which further develops the applicable Tax Treaty for the Avoidance of Double Taxation) (which is generally valid for one year from its date of issue). For the avoidance of doubt, if any of these conditions is not be met by an Underwriter, the Bank will be entitled to deduct any withholding on account of income taxes applicable pursuant to law on the Underwriting Commission payable to that Underwriter, and no additional amounts will be paid by the Bank in such a case to that Underwriter.

(c)

The Underwriters are not authorized to give any information or to make any representation in connection with the offering or sale of the Securities other than such information or representations consistent with the Time of Sale Prospectus and the Prospectus or otherwise approved in writing by the Bank.

3.

Delivery and Payment. The global certificates for the Securities to be purchased by the Underwriters hereunder shall be delivered by or on behalf of (and at the expense of) the Bank to or upon the order of Goldman Sachs & Co. LLC for the accounts of the several Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of immediately available funds, payable to or upon the order of the Bank, at the offices of Linklaters LLP at 1290 Avenue of the Americas, New York, NY 10104, at 10:00 a.m. New York time, on December 3, 2020 or such later date (not later than ten business days thereafter) as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Bank (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Payment for the Securities shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Representatives duly paid by the Bank. The Bank agrees that delivery of the Securities will be made on the Closing Date through the book-entry facilities of The Depository Trust Company (the “Depositary”). Upon issuance, all Securities will be represented by one or more global certificates registered in the name of a nominee of the Depositary.

4.	Covenants and Agreements. The Bank agrees with each Underwriter that:

(a)

The Bank shall prepare and furnish to each Underwriter, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) in a form approved by the Representatives, and will promptly furnish the Underwriters during the period mentioned in Section 4(d) or 4(e) below with copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement, in such quantities as the Underwriters may from time to time reasonably request, and will not publish any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus unless they have furnished a copy to the Representatives for review and, except as required by law, will not publish any such proposed amendment or supplement to which the Representatives reasonably object. If at any time prior to completion of the distribution of the Securities (as determined by the Representatives) any event occurs as a result of which the

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Registration Statement, the Time of Sale Prospectus or the Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Bank will promptly so notify the Representatives and will prepare and furnish to the Representatives, subject to prior review as provided above, a reasonable number of copies of an amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus which will correct such statement or omission.

(b)

The Bank shall furnish to each Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Bank and not to use or refer to any proposed free writing prospectus to which an Underwriter reasonably objects.

(c)

Except as otherwise contemplated pursuant to this Agreement, the Bank shall not take any action that would result in an Underwriter or the Bank being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d)

If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e)

If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the

11

Bank) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f)	The Bank shall endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(g)

The Bank shall make generally available to the Bank’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)

If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary, the Bank shall file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(i)

The Bank shall prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives and included herein as Exhibit D, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(j)

The Bank will use its reasonable efforts to effect, on or as soon as practicable after the Closing Date, and in no event more than 45 days following the Closing Date, the authorization of the Securities for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject only to official notice of issuance. For so long as any of the Securities are outstanding, the Bank will use its commercially reasonable efforts to maintain the listing of the Securities, and will prepare, submit, furnish and publish (as appropriate) all such documents, instruments, information, advertisements and undertakings as may be necessary or advisable for such purposes.

(k)	The Bank will use its best efforts to ensure that the Securities qualify as debt instruments (instrumentos de deuda) under Law 10/2014.

(l)

The Bank will use its best efforts to ensure that the public deed in respect of the Securities and disbursement minutes in respect of the Securities, if required, are registered in the Mercantile Registry of Cantabria within one month of the Closing Date.

(m)

The Bank will use its best efforts to comply at all times with the applicable requirements set out under Law 10/2014 in order to benefit from the tax treatment described in the First Additional Provision of Law 10/2014.

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(n)

From the date hereof and continuing to and including the Closing Date, the Bank will not, without the Representatives’ prior written consent (which consent shall not be unreasonably withheld), offer, sell, contract to sell or otherwise dispose of in the United States any material amount of dollar-denominated debt securities issued or guaranteed by the Bank which both mature more than one year after such Closing Date and which are substantially similar to the Securities, except for the Bank’s customary deposit-raising activities.

(o)

The Bank confirms that this Agreement has been executed and delivered in the name of the Bank by a signatory authorized by the Executive Committee of the Bank and agrees that the Securities will be executed and delivered in the name of the Bank, manually or via facsimile, by a signatory authorized by the Executive Committee of the Bank.

5.

Conditions to the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Securities they have agreed to purchase hereunder on the Closing Date is subject to the accuracy of the representations and warranties of the Bank contained herein as of the date of this Agreement, at 4:30 p.m., New York City time, on November 30, 2020 or such other time as agreed by the Bank and the Representatives (the “Time of Sale”) and the Closing Date, to the accuracy of the statements of the Bank made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, to the performance by the Bank of their obligations hereunder, and to the following further conditions:

(a)

Each of the Underwriters, Davis Polk & Wardwell LLP, U.S. counsel for the Bank, and Linklaters LLP, U.S. counsel for the Underwriters, shall have completed their respective diligence investigations in accordance with procedures customary for a transaction such as the offering of the Securities pursuant to the terms and conditions of this Agreement.

(b)

At the Closing Date, (i) since the date of the latest balance sheet included in the Time of Sale Prospectus and the Prospectus, there shall not have been any material adverse change (other than as set forth in or contemplated in the Time of Sale Prospectus or the Prospectus) in the financial condition or in the earnings, affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) the Bank shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) the representations and warranties of the Bank set forth in Section 1 shall be accurate in all material respects as though expressly made at and as of the Closing Date. At the Closing Date, the Representatives shall have received a certificate, dated as of the Closing Date, from the Bank signed by the principal financial or accounting officer of the Bank, certifying, the matters set forth in (i), (ii) and (iii) of this Section 5(b).

(c)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of the internal counsel to the Bank, substantially in the form set forth in Exhibit A.

(d)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Uría Menéndez Abogados, S.L.P., Spanish counsel to the Bank, substantially in the form set forth in Exhibit B.

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(e)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Davis Polk & Wardwell LLP, U.S. counsel to the Bank, substantially in the form set forth in Exhibit C.

(f)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Linklaters, S.L.P., Spanish counsel to the Underwriters, as to such matters as the Representatives may reasonably request.

(g)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Linklaters LLP, U.S. counsel to the Underwriters, as to such matters as the Representatives may reasonably request.

(h)

On the date hereof, the Representatives shall have received from PricewaterhouseCoopers Auditores, S.L. a letter dated such date, to the effect that (i) it is an independent accountant with respect to the Bank and its subsidiaries within the meaning of the Securities Act; (ii) it is its opinion that the Financial Statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and covered by its opinion therein comply as to form in all material respects, except as stated in such report, with the applicable accounting requirements of the Securities Act for foreign private issuers; (iii) nothing has come to its attention that any Financial Statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and not covered by its opinion do not comply as to form in all material respects with the accounting requirements of the Securities Act for foreign private issuers; (iv) based upon limited procedures set forth in detail in such letter, nothing has come to its attention which causes it to believe that at a specified date not more than three business days prior to the date of such letter, there was any decrease in the capital stock, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, or during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net income or consolidated net income of the Bank and its subsidiaries, except in all cases for changes, increases or decreases which the Time of Sale Prospectus and the Prospectus disclose have occurred or may occur; and (v) in addition to the examination referred to in its opinion and the limited procedures referred to in clause (iv) above, it has carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Time of Sale Prospectus and the Prospectus and which are specified by the Representatives, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Bank and its subsidiaries identified in such letter. At the Closing Date, the Representatives shall have received a letter from PricewaterhouseCoopers Auditores, S.L., dated as of the Closing Date, confirming the information given in its letter dated the date of the Time of Sale Prospectus and the Prospectus.

(i)	The Securities shall be eligible for clearance and settlement through the Depositary.

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(j)

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Representatives on notice to the Bank at any time at or prior to the Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 herein. Notwithstanding any such termination, the provisions of Sections 7, 8, 9, 13 and 14 herein shall remain in effect.

6.	Payment of Expenses.

(a)

The Bank will, except as set forth in subsection (b) below, pay and bear all costs and expenses incident to the performance of the Bank’s obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, or used by or referred to by the Bank, and any amendments or supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), (ii) the preparation and distribution of this Agreement and the Indenture, (iii) the preparation and delivery of the Securities, (iv) the fees and disbursements of the counsel and accountants for the Bank (other than the cost of the comfort letters provided by PricewaterhouseCoopers Auditores, S.L., dated as of the Time of Sale and the Closing Date), (v) the costs and charges of the Trustee incurred in connection with the transactions contemplated in this Agreement, (vi) all costs and expenses incurred by the Bank in connection with any road show conducted in connection with the transaction contemplated by this Agreement and (vii) all initial and on-going expenses and listing fees in connection with the listing of the Securities on the NYSE.

(b)

Notwithstanding subsection (a) above, each Underwriter, individually and not jointly, agrees to pay severally on a pro rata basis (i) the fees and disbursements of U.S. and Spanish counsels to the Underwriters, (ii) the cost of the comfort letters provided by PricewaterhouseCoopers Auditores, S.L., dated as of the Time of Sale and the Closing Date, and (iii) all costs and expenses incurred by the Underwriters in connection with any road show conducted in connection with the transaction contemplated by this Agreement. For the avoidance of doubt, no Underwriter will be liable for any initial or on-going expenses after payment has been made in accordance with this Section 6 and each amount identified in this Section 6(b) (i), (ii) and (iii) above will be divided pro rata among each Underwriter.

7.	Indemnification.

(a)

The Bank agrees to indemnify and hold harmless each Underwriter and its directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), any free writing

15

prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Bank, which consent shall not be unreasonably withheld; and (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Bank by the Underwriters expressly for use in the Time of Sale Prospectus or the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof).

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, and its directors, officers and each person, if any, who controls the Bank, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus and the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials, in each case in reliance upon and in conformity with information furnished in writing to the Bank by each Underwriter expressly for use in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus and the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof).

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(c)

Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

8.

Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Bank, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Bank and the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible for that portion represented by the percentage that the total discounts and commissions received by the Underwriters bears to the aggregate offering price of the Securities and (b) the Bank is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as an Underwriter, and each director of the Bank and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Bank. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of the Securities set forth opposite their respective names in Schedule I hereto and not joint.

9.

Representations and Indemnities to Survive. The representations, warranties, indemnities, agreements and other statements of the Underwriters and the Bank and their officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Bank or the Underwriters or controlling persons and will survive delivery of and payment for the Securities.

10.	Termination of Agreement.

(a)

The Representatives may terminate this Agreement, by notice to the Bank, at any time at or prior to the Closing Date (i) if there has been, since the date hereof, any material adverse change (otherwise than as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus) in the financial condition or in the earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if, since the execution and delivery of this Agreement (A) there has occurred any outbreak or escalation of hostilities or other calamity or crisis, including, without limitation, an act of terrorism, the effect of which on the financial markets of the United States are such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market

17

the Securities or (B) trading in any securities of the Bank has been suspended by the Commission, the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores) or the NYSE, or if trading generally on the NYSE or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by such exchange or by order of the Commission, or any other governmental authority, or (C) a banking moratorium has been declared by Spanish, U.S. or New York authorities, or (D) there has occurred any change or any development involving a prospective change in national or international political, financial or economic conditions or exchange controls which, in the judgment of the Representatives, is likely to have a material adverse effect on the market for the Securities, or (E) any rating of the Bank’s debt securities shall have been lowered by Moody’s Investors Service Inc., Fitch Ratings Ltd. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc., or any of such rating agencies have publicly announced it has under surveillance or review with possible negative implications any rating of the Bank’s debt securities (provided, however, that this clause (E) shall not apply if a lowering of any such rating or any such public announcement occurs as a result of the lowering of any rating by any such rating agency of obligations of The Kingdom of Spain or as a result of a public announcement by any such rating agency that it has under surveillance or review with possible negative implications obligations of The Kingdom of Spain), or (F) there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Depositary. The Representatives agree that they will notify the Bank of the occurrence of any event described in clauses (A) through (F) as soon as they shall become aware of such occurrence.

(b)

If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except to the extent provided in Section 6. Notwithstanding any such termination, the provisions of Sections 6, 7, 8, 9, 13 and 14 shall remain in effect.

11.

Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the following addresses:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Fax: 646-834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Fax: +1 (646) 291-1469

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Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention: Registration Department

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

Attn: Transaction Management Group

Tel: 212-525-2346

Fax: 646-366-3229

Email: tmg.americas@us.hsbc.com

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Phone: (212) 761-6691

Facsimile: (212) 507-8999

Santander Investment Securities Inc.

45 East 53rd Street

New York, NY 10022

Attention: Debt Capital markets

Facsimile: +1 (212) 407-0930

Email: DCMAmericas@santander.us

Notices to the Bank shall be directed to them at:

Grupo Santander, S.A.

Ciudad Grupo Santander

Avda. Cantabria s/n

Edificio Encinar, planta 1

28660 Boadilla del Monte

Madrid

Spain

Attention: División Financiera

Fax: +34 91 257 2059

12.

Parties. This Agreement is made solely for the benefit of the Underwriters and the Bank and, to the extent expressed, any person controlling the Bank or the Underwriters, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriters of the Securities.

13.	Submission to Jurisdiction. The Bank irrevocably agrees that any suit, action or proceeding against the Bank brought by the Underwriters or by any person who controls the Underwriters,

19

arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Bank has irrevocably appointed Banco Santander, S.A., New York Branch as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by the Underwriters or by any person who controls the Underwriters and the Bank each expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Bank represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Bank each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank, as the case may be, shall be deemed, in every respect, effective service of process upon the Bank. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by an Underwriter in any competent court in The Kingdom of Spain.

14.

Judgment Currency. The Bank agrees to indemnify each of the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which each Underwriter is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by each Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The parties hereto agree that, to the fullest extent permitted by law, the “rate of exchange” used shall be the rate at which, in accordance with normal banking procedures, each Underwriter could purchase such Judgment Currency in The City of New York on the business day preceding that on which final judgment is given. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

15.

Default by One of the Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Bank for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to

20

which such default or defaults occur exceeds 10% of the total number of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Bank for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Bank, except as provided in Sections 7 and 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 15. Nothing herein will relieve a defaulting Underwriter from liability for its default.

16.

Underwriters’ Information. Each of the Bank and the Underwriters acknowledge and agree, for the purposes of this Agreement, that the only information that the Underwriters have furnished to the Bank expressly for use in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), free writing prospectuses or any Supplemental Offering Materials are the respective names of the Underwriters and the information set forth under the heading “Underwriting (Conflicts of Interest) — Stabilization Transactions and Short Sales” in the Time of Sale Prospectus and the Prospectus.

17.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.

Recognition of bail-in. Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Bank and the Underwriters, each Underwriter acknowledges, accepts, and agrees to be bound by, to the extent that the relevant exercise of the Bail-in Power by the Relevant Resolution Authority is permitted by the law and regulation applicable in Spain:

(a)

the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority in relation to any BRRD Liability of the Bank to such Underwriter under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Bank or another person, and the issue to or conferral on such Underwriter of such shares, securities or obligations; (3) the cancellation of the BRRD Liability; and (4) the amendment or alteration of any interest, if applicable, thereon, the maturity, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Power by the Relevant Resolution Authority.

As used in this Section 18:

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time (including by the BRRD II).

21

“BRRD II” means Directive (EU) 2019/879 of the European Parliament and of the Council of May 20, 2019 amending Directive 2014/59/EU as regards the loss-absorbing and recapitalisation capacity of credit institutions and investment firms and Directive 98/26/EC.

“BRRD Liability” means any liability, commitment, duty, responsibility or other obligation arising from, or related to, the Agreement which may be subject to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Law 11/2015” means Law 11/2015, of June 18, for the recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperacion y resolucion de entidades de credito y empresas de servicios de inversion), as amended from time to time.

“Regulated Entity” means any entity to which Law 11/2015 applies as provided under article 1.2 of Law 11/2015, as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power from time to time.

“Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in The Kingdom of Spain, relating to (i) the transposition of BRRD, including but not limited to Law 11/2015 and Royal Decree 1012/2015 dated November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996, dated December 20, on credit entities’ deposit guarantee fund is amended (“Royal Decree 1012/2015”) (ii) the SRM Regulation and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a Regulated Entity (as defined above) (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such Regulated Entity or any other person (or suspended for a temporary period).

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time (including by the SMR Regulation II).

“SRM Regulation II” means Regulation (EU) 2019/877 of the European Parliament and of the Council of May 20, 2019 amending Regulation (EU) No. 806/2014 as regards the loss-absorbing and recapitalisation capacity of credit institutions and investment firms.

19.

Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such

22

Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.

Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

21.

Entire Agreement; Amendment. This Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitute the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.

23

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Bank and the Underwriters in accordance with its terms.

Very truly yours,

BANCO SANTANDER, S.A.

By:	/s/ Juan Urigoen Irusta
	Name:	Juan Urigoen Irusta
	Title:	Authorized Signatory

[The rest of this page is intentionally left blank]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BARCLAYS CAPITAL INC.

By:	/s/ Kenneth Chang
	Name:	Kenneth Chang
	Title:	Managing Director

UA Signature Page for BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

UA Signature Page for CITIGROUP GLOBAL MARKETS INC.

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
	Name:	Sam Chaffin
	Title:	Vice President

UA Signature Page for GOLDMAN SACHS & CO. LLC

HSBC SECURITIES (USA) INC.

By:	/s/ Robert Gelnaw
	Name:	Robert Gelnaw
	Title:	Managing Director

UA Signature Page for HSBC SECURITIES (USA) INC.

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
	Name:	Ian Drewe
	Title:	Executive Director

UA Signature Page for MORGAN STANLEY & CO. LLC

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Richard Zobkiw
	Name:	Richard Zobkiw
	Title:	Executive Director

By:	/s/ Andres Garcia
	Name:	Andres Garcia
	Title:	Vice President

UA Signature Page for SANTANDER INVESTMENT SECURITIES INC.

SCHEDULE I

Name of Underwriter	Principal Amount of U.S.$1,500,000,000 2.749% Tier 2 Subordinated Fixed Rate Notes due 2030
Barclays Capital Inc.	$237,600,000
Citigroup Global Markets Inc.	$237,600,000
Goldman Sachs & Co. LLC	$237,600,000
HSBC Securities (USA) Inc.	$237,400,000
Morgan Stanley & Co. LLC	$237,400,000
Santander Investment Securities Inc.[1]	$237,400,000
ABANCA CORPORACIÓN BANCARIA, S.A.	$15,000,000
BANKINTER, S.A.	$15,000,000
Itau BBA USA Securities, Inc.	$15,000,000
Rabo Securities USA, Inc.	$15,000,000
UBS Securities LLC	$15,000,000
Total	$1,500,000,000

[1]	Santander Investment Securities Inc. has agreed to act as a best efforts underwriter up to the aggregate principal amount of the Securities set forth opposite its name.

Schedule I-1

EXHIBIT A

FORM OF OPINION OF INTERNAL COUNSEL

A-1

EXHIBIT B

FORM OF OPINION OF URÍA MENÉNDEZ ABOGADOS, S.L.P.

B-1

EXHIBIT C

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

C-1

EXHIBIT D

Filed Pursuant to Rule 433

Registration No. 333-238243

Dated: November 30, 2020

PRICING TERM SHEET

U.S.$1,500,000,000 2.749% TIER 2 SUBORDINATED DEBT SECURITIES DUE 2030 (THE “TIER 2 INSTRUMENTS”)

Issuer:	Banco Santander, S.A.
Legal Entity Identifier:	5493006QMFDDMYWIAM13
Issuer Ratings: *	[*****]
Expected Notes Ratings: *	[*****]
Status:	Tier 2, Subordinated Instruments
Series Number:	100
Principal Amount:	U.S.$1,500,000,000
Form of Issuance:	SEC Registered
Pricing date:	November 30, 2020
Settlement date: **	December 3, 2020 (T+3)
Maturity date:	December 3, 2030
Benchmark Treasury:	0.875% due November 15, 2030
Spread to benchmark:	T+190 bps
Benchmark Treasury Yield:	0.849%
Re-offer Yield:	2.749%
Coupon:	2.749%
Price to Public:	100.000% of the Principal Amount
Underwriting Discount:	0.450%
Proceeds to Issuer (before Expenses):	99.550% (U.S.$1,493,250,000)
Expenses (excluding the Underwriting Discount):	U.S.$209,157
Net Proceeds (after Underwriting Discount and including Expenses):	U.S.$1,493,459,157
Interest Payment Dates:	Semi-annually on June 3 and December 3 of each year, up to and including the maturity date or any date of earlier redemption. Interest will be paid to holders of record of the Tier 2 Instruments in respect of the principal amount thereof outstanding as of the close of business 15 calendar days preceding the relevant Interest Payment Date, whether or not a Business Day.
First Interest Payment Date:	June 3, 2021 for the interest for the period from and including the Issue Date to but excluding June 3, 2021
Day Count Fraction:	30 / 360 (unadjusted)
Business Days:	New York City, London and TARGET 2
Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Issuer Redemption Provisions:	Banco Santander may, at its option, redeem all, but not some only, the Tier 2 Instruments, at their early redemption amount, together with accrued but unpaid interest up to (but excluding) the date of redemption, upon or following the occurrence of a Capital Disqualification Event, TLAC/MREL Disqualification Event or for taxation reasons, in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining the prior consent of the Regulator therefor, if and as required.
Early Redemption for Capital Disqualification Event:	“Capital Disqualification Event” means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in the entire outstanding aggregate principal amount of the Tier 2 Instruments ceasing to be included in, or counting towards, Banco Santander’s and/or the Group’s Tier 2 Capital.
Early Redemption for TLAC/MREL Disqualification Event:

“TLAC/MREL Disqualification Event” means any time that all or part of the outstanding nominal amount of the Tier 2 Instruments does not fully qualify as TLAC/MREL Eligible Instruments of Banco Santander and/or the Group, except where such non-qualification (i) is due solely to the remaining maturity of the Tier 2 Instruments being less than any period prescribed for TLAC/MREL Eligible Instruments by the Applicable Banking Regulations as at the issue date of the Tier 2 Instruments or (ii) is as a result of the Tier 2 Instruments being bought back by or on behalf of Banco Santander or a buy back of the Tier 2 Instruments which is funded by or on behalf of Banco Santander.

A TLAC/MREL Disqualification Event shall, without limitation, be deemed to include where such non-qualification arises as a result of (a) any legislation which gives effect to the EU Banking Reforms in the Kingdom of Spain differing in any respect from the EU Banking Reforms (including if the EU Banking Reforms are not implemented in full in the Kingdom of Spain), or (b) the official interpretation or application of the EU Banking Reforms as implemented in the Kingdom of Spain (including any interpretation or pronouncement by any relevant court, tribunal or authority) differing in any respect from the manner in which the EU Banking Reforms have been reflected in the base prospectus as supplemented by the preliminary prospectus supplement.

Early Redemption for Taxation Reasons:	If (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the issue date of the Tier 2 Instruments, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in the base prospectus or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next interest payment date on the Tier 2 Instruments or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the Tier 2 Instruments changes in a material way that was not reasonably foreseeable at the issue date of the Tier 2 Notes.
Substitution and Variation:	Applicable as per specified in the prospectus supplement.
Agreement and Acknowledgement of Statutory Bail-In:	By its acquisition of any Tier 2 Instruments, each holder (including each holder of a beneficial interest in the Tier 2 Instruments) will be deemed to acknowledge, accept, consent to and agree to be bound by the terms of the Tier 2 Instruments related to the exercise of the Spanish Bail-In Power.

Agreement and Acknowledgment of Subordination Provisions:	Banco Santander agrees with respect to the Tier 2 Instruments and each holder of Tier 2 Instruments, by his or her acquisition of a Tier 2 Instrument, will be deemed to have agreed to the subordination provisions described in the preliminary prospectus supplement. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Tier 2 Instruments. In addition, each holder of Tier 2 Instruments by his or her acquisition of the Tier 2 Instruments authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Tier 2 Instruments as provided in the Base Indenture and the First Supplemental Indenture and as summarized in the base prospectus as supplemented by the preliminary prospectus supplement and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
Waiver of set-off	Applicable as per specified in the prospectus supplement.
U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the Tier 2 Instruments by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the base prospectus. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances, including any special tax accounting rules to which certain U.S. investors may be subject under section 451(b) of the U.S. Internal Revenue Code.
Listing:	New York Stock Exchange
Governing Law:	Law of the State of New York, except that the authorization and execution by Banco Santander of the Base Indenture, the First Supplemental Indenture and the Tier 2 Instruments, and certain provisions of the Tier 2 Instruments, the Base Indenture and the First Supplemental Indenture related to the subordination of the Tier 2 Instruments, shall be governed by and construed in accordance with Spanish Law.
Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon
CUSIP / ISIN:	05971K AG4 / US05971KAG40
Joint Bookrunners:	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC Santander Investment Securities Inc.
Co-Leads:	ABANCA CORPORACIÓN BANCARIA, S.A. BANKINTER, S.A. Itau BBA USA Securities, Inc. Rabo Securities USA, Inc. UBS Securities LLC

*

Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Tier 2 Instruments. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Tier 2 Instruments prior to the delivery of the Tier 2 Instruments may be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, Goldman Sachs & Co. LLC by calling toll free 1-866-471-2526, HSBC Securities (USA) Inc. by calling toll free 1-866-811-8049, Morgan Stanley & Co. LLC by calling toll free 1-866-718-1649 and Santander Investment Securities Inc. by calling toll free 1-855-403-3636.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

EXHIBIT E

1.	The Final Term Sheet included in Exhibit D.

E-1